G O D F R E Y & K A H N, S. C.
                                ATTORNEYS AT LAW
                             780 NORTH WATER STREET
                            MILWAUKEE, WI 53202-3590
                                  www.gklaw.com

PHONE:   414-273-3500                                        FAX:   414-273-5198



                                October 29, 2001





         As Wisconsin corporate counsel for Artisan Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-88316, on each of the dates listed below:

  Series                             Date of Opinion      Date of Filing
  ------                             ---------------      --------------

  Artisan Mid Cap Fund               April 11, 1997       April 11, 1997

  Artisan Small Cap Value Fund       June 6, 1997         June 6, 1997

  Artisan Mid Cap Fund-              April 28, 2000       April 28, 2000
       Institutional Shares

  Artisan Mid Cap Value Fund-        November 30, 2000    November 30, 2000
       Investor Shares

  Artisan International Small        September 4, 2001    September 4, 2001
       Cap Fund-Investor Shares

         In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required under Section 7 of said Act.


                                                      /s/ Godfrey & Kahn, S.C.

                                                      GODFREY & KAHN, S.C.

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